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                                                                    EXHIBIT 4.2


                                                    Certificate Number ________

                            ________ SPECIAL WARRANTS

                           To Acquire Common Shares of

                              INZECO HOLDINGS INC.
                            (an Alberta corporation)

EXERCISABLE AT ANY TIME PRIOR TO 5:00 P.M. (TORONTO TIME) ON THE EARLIER OF (i) THE DATE WHICH IS FIVE (5) BUSINESS DAYS FOLLOWING THE ISSUANCE OF A RECEIPT FROM THE ONTARIO SECURITIES COMMISSION FOR A FINAL PROSPECTUS QUALIFYING THE UNDERLYING COMMON SHARES FOR DISTRIBUTION; AND (ii) DECEMBER 15, 2001.

         THIS CERTIFIES THAT, for value received, ______________ (the "Holder"), is entitled to exercise this certificate to acquire, for no additional consideration, one common share in the capital of the Corporation, subject to adjustment as herein set forth for each Special Warrant represented by this Certificate.

         The following provisions shall be applicable to the Special Warrants:

1.       INTERPRETATION

         1.1      CURRENCY

                  All dollar amounts referred to herein shall be in lawful money of Canada.

         1.2      DEFINED TERMS

                  As used herein, the following words and phrases shall have the following meanings respectively:

                  (a)      "Agent" means Paradigm Capital Inc.;
                  (b) "business day" means a day other than a Saturday, Sunday, any statutory holiday or any other day on which banks are generally closed in Toronto;
                  (c)      "CDNX" means the Canadian Venture Exchange;
                  (d) "close of business" means 5:00 o'clock in the afternoon (Toronto time);
                  (e) "Common Shares" means common shares without par value in the capital of the Corporation whether issued or unissued, as constituted at the date hereof; provided that in the event of a change, reclassification, subdivision, redivision, reduction, combination, or consolidation thereof, or successive such changes, reclassifications, subdivisions, redivisions, reductions, combinations or consolidations, and subject to adjustment, if any, having been made in accordance with the provisions of Section 2 below, "Common Shares" shall thereafter mean the shares resulting from such change, reclassification, subdivision, redivision, reduction or combination;


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                  (f)      "Convertible Security" means a security of the
                           Corporation or any other issuer that is convertible into or exchangeable for or otherwise carries the right to acquire Common Shares;
                  (g)      "Corporation" means Inzeco Holdings Inc.;
                  (h) "Current Market Price", at any date, means the weighted average price per Common Share at which the Common Shares have traded: (a) on CDNX; (b) if the Common Shares are not listed on CDNX, on any other stock exchange upon which the Common Shares are listed as may be selected for this purpose by the directors of the Corporation; or (c) if the Common Shares are not listed, on any other over-the-counter market on which the Common Shares are quoted; during the 20 consecutive trading days (on each of which at least 500 Common Shares are.- 2 -traded in board lots) ending the 15th trading day before such date, and the weighted average price shall be determined by multiplying the daily volume of trading of the Common Shares on the exchange or market for each day which is included in the average by the last trade of Common Shares on the exchange or market for each respective day and dividing the sum of all such products by the total number of Common Shares traded;
                  (i) "director" means a director of the Corporation for the time being and "directors" or "board of directors" means the board of directors of the Corporation or, if duly constituted and empowered, the executive committee of the board of directors of the Corporation for the time being, and reference, without further elaboration, to action by the directors means action by the directors of the Corporation as a board or action taken by the said executive committee as such committee;
                  (j) "Exchange Number", at any time, means that number of Common Shares that the Holder is entitled to receive for each Special Warrant held upon exercise of the rights attached to the Special Warrant as the number may be adjusted by Section 1.5 or Section 2 hereof and that number, as at the date hereof, is equal to one Common Share for each Special Warrant;
                  (k) "herein", "hereto", "hereunder", "hereof", "hereby" and similar expressions mean or refer to this Special Warrant certificate and not to any particular section, clause, subclause, subdivision or portion hereof, and the expressions, "Section", "clause" and "subclause" followed by a number or letter mean and refer to the specified Section, clause or subclause hereof;
                  (l)      "Offering Jurisdiction" means the Province of
                           Ontario;
                  (m) "person" means any individual, corporation, company, partnership, association or trust;
                  (n)      "Purchase Price" means $0.60 per Special Warrant;
                  (o) "Qualification Deadline" means 5:00 p.m., Toronto time, on October 15, 2000;
                  (p) "Qualifying Prospectus" means a final prospectus of the Corporation filed to qualify the Common Shares issuable upon the exercise of the Special Warrants for distribution in the Offering Jurisdiction;
                  (q) "Receipt Date" means the date of the receipt issued by the Ontario Securities Commission;
                  (r) "Registrar and Transfer Agent" means the Corporation or such other company as the Corporation may appoint from time to time as the registrar and transfer agent of the Special Warrants;
                  (s) "shareholder" means any shareholder of the Corporation;
                  (t) "Special Warrants" mean the special warrants evidenced hereby;
                  (u) "Special Warrant Register" means the register to be maintained by the Registrar and Transfer Agent pursuant to Section 3 hereof; and


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                  (v)      "Time of Expiry" means 5:00 p.m., Toronto time, on
                           the date which is the earlier to occur of (i) the fifth business day following the Receipt Date; and
                           (ii) December 15, 2001.

         1.3      EXERCISE OF SPECIAL WARRANTS

                  Subject to Section 1.4 hereof, certificate(s) for the Common Shares evidencing the aggregate number of Common Shares for which the Holder elects to subscribe hereunder, shall be delivered to the Holder against surrender to the Registrar and Transfer Agent at its principal office in the City of Toronto, of this Special Warrant Certificate with the exercise form attached hereto as Schedule A duly completed. Subject to the receipt by the Registrar and Transfer Agent of contrary instructions from the Holder, each Common Share certificate shall evidence the number of Common Shares for which the. Holder elects to subscribe hereunder and shall be registered in the name of the Holder. The Corporation shall pay all taxes and other expenses and charges payable in connection with the preparation, execution and delivery of certificate(s) except that in case such certificate(s) shall be registered in a name or names other than the Holder of the Special Warrants or its nominee, funds sufficient to pay all stock transfer taxes which shall be payable in connection with the execution and delivery of such certificate(s) shall be paid by the Holder to the Corporation at the time of the delivery of such certificate(s) as set out above.

         1.4      DEEMED EXERCISE

                  In the event the Receipt Date occurs prior to the Qualification Deadline, and the Holder of this Special Warrant (the "Holder") has not yet exercised all of the Special Warrants evidenced hereby, the Corporation promptly after the Receipt Date shall send to the Holder at the address of the Holder appearing on the Special Warrant Register, a copy of the Qualifying Prospectus. The Qualifying Prospectus shall be accompanied by a notice from the Corporation advising the Holder that the Corporation has received a receipt for the Qualifying Prospectus in the Offering Jurisdiction and advising the Holder that the Holder's Special Warrants will be deemed exercised to subscribe for Common Shares, immediately prior to the Time of Expiry unless the Holder exercises the right to subscribe for Common Shares before such time pursuant to Section 1.3 hereof.

                  In the event the Special Warrants have not been exercised on or prior to 5:00 p.m. (Toronto time) on December 15, 2001, they will be deemed exercised immediately prior thereto.

                  In the case of a deemed exercise, the Common Shares for which the Holder shall have subscribed shall be and shall be deemed to be issued to the Holder as the owner of record of such securities as of the date of exercise. In such event, certificates for the Common Shares for which the Holder shall have subscribed, evidencing the aggregate number of Common Shares for which the Holder is entitled to subscribe hereunder, shall be delivered (unless contrary instructions are given to the Registrar and Transfer Agent by the Holder prior to the delivery of such certificates) to the Holder at the address of the Holder set forth in the Special Warrant Register maintained by the Registrar and Transfer Agent at its principal office in the City of Toronto. Subject to the receipt by the Registrar and Transfer Agent of contrary instructions from the Holder, each certificate so delivered shall evidence the aggregate number of Common Shares for which the Holder is entitled to subscribe hereunder, and shall be registered in the name of the Holder. The Corporation shall pay all taxes and other expenses and charges payable in connection with the preparation, execution and delivery of certificate(s) pursuant to this
Section 1.4, except that in case such certificate(s) shall be registered in the name or names other than the Holder or its nominee, funds sufficient to pay all stock transfer taxes which shall be payable in connection with the execution and delivery of such certificate(s) shall be paid by the Holder to the Corporation at the time of delivery of such certificate(s) as set out above.


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         1.5      ADJUSTMENT WHERE RECEIPT DATE DOES NOT OCCUR PRIOR TO
                  QUALIFICATION DEADLINE

                  In the event the Receipt Date does not occur on or prior to the Qualification Deadline (a "Default"), and the Holder has not yet exercised all of the Special Warrants evidenced hereby, the Corporation shall, within two business days, send a notice to the Holder (the "Non-Satisfaction Notice"), at the address of the Holder appearing on the Special Warrant Register. The Non-Satisfaction Notice shall inform the Holder of such event and instruct the Holder of its rights under this Section 1.5. If a Default has occurred, the Holder may nevertheless exercise the Special Warrants registered in the name of such Special Warrant holder until the Time of Expiry. Any exercise of Special Warrants at any time following a Default shall be on the basis of an entitlement to receive one and one-tenth of one (1.1) Common Share for each Special Warrant so exercised without payment of any additional consideration. The Holder, subject to any rights of rescission or damages available under applicable securities laws, will not be entitled to a refund of any of the subscription price for any of its Special Warrants.

         1.6      PARTIAL EXERCISE OF SPECIAL WARRANTS

                  If the Special Warrants evidenced hereby are exercised by the Holder prior to the Receipt Date having occurred, any such exercise shall be subject to the Holder providing such assurances and executing such documents as the Corporation or the Registrar and Transfer Agent, acting reasonably, may require to ensure compliance with applicable securities legislation. If fewer Special Warrants are exercised than the number of Special Warrants represented hereby, the Holder will be entitled to receive without charge a new Special Warrant Certificate in respect of the balance of the Special Warrants not so exercised.

         1.7      SPECIAL WARRANTHOLDER NOT A SHAREHOLDER

                  The holding of the Special Warrants evidenced by this Special Warrant Certificate shall not constitute the Holder a shareholder of the Corporation or entitle the Holder to any right or interest in respect thereof except as herein expressly provided.

         1.8      COMMON SHARES TO BE FULLY PAID

                  The Corporation covenants and agrees that all Common Shares issued hereunder or on the due exercise of the Special Warrants will, upon issuance, be fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof.

         1.9      NO FRACTIONAL SHARES

                  The Corporation shall not be required to issue fractional Common Shares upon the exercise by the Holder of its rights hereunder. To the extent that the Holder would otherwise have been entitled to receive on the exercise or partial exercise hereof a fraction of a Common Share, that Holder may exercise that right in respect of the fraction only in combination with another Special Warrant or Special Warrants that in the aggregate entitle the Holder to purchase a whole number of Common Shares.

         1.10     COMMON SHARES TO BE RESERVED

                  The Corporation shall, so long as the Special Warrants are outstanding, at all times ensure that there are a sufficient number of Common Shares authorized to be issued upon the exercise of the Holder's rights hereunder; provided that nothing herein contained shall affect or restrict the right of


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the Corporation to issue Common Shares from time to time subject to the terms and conditions of the Special Warrants.

         1.11     DEEMED EXERCISE OF SPECIAL WARRANTS AT TIME OF EXPIRY

                  Special Warrants which are not exercised or surrendered for cancellation prior to the Time of Expiry in accordance with Section 1 hereof shall be deemed exercised on behalf of the holder thereof. In such case certificates for the Common Shares for which the Holder shall have subscribed shall be delivered to the Holder in accordance with the procedures outlined in
Section 1.4.

2.       ADJUSTMENTS

         2.1      ADJUSTMENTS TO EXCHANGE NUMBER

                  The Exchange Number (or the number and kind of common shares or securities to be received upon exercise in the case of subsections 2.1(d) and 2.1(e) below) shall be subject to adjustment from time to time in the events and in the manner provided as follows:

                  (a) If at any time from the date hereof to the Expiry Time (the "Exercise Period") the Corporation shall:

                           (i) issue to all or substantially all the holders of the Common Shares by way of a stock dividend or otherwise Common Shares or Convertible Securities; or

                           (ii) subdivide its outstanding Common Shares into a greater number of shares; or

                           (iii) combine or consolidate its outstanding Common Shares into a smaller number of shares

                           (any of those events being herein called a "Share Reorganization")

                           the Exchange Number shall be adjusted effective immediately after the record date at which the holders of Common Shares are determined for the purposes of the Share Reorganization to a number that is the product of (1) the Exchange Number in effect on the record date and (2) a fraction:

                                    A.       the numerator of which shall be the
                                             number of Common Shares outstanding
                                             after giving effect to the Share
                                             Reorganization; and

                                    B.      the denominator of which shall be
                                            the number of Common Shares
                                            outstanding on the record date
                                            before giving effect to the Share
                                            Reorganization.

                  (b) If during the Exercise Period the Corporation shall issue rights, options or warrants to all or substantially all the holders of the Common Shares pursuant to which those holders are entitled to subscribe for, purchase or otherwise acquire Common Shares or Convertible Securities within a period of 45 days from the date of issue thereof at a price, or at a conversion price, of less than 95% of the


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                           Current Market Price at the record date for such
                           distribution (any such issuance being herein called a "Rights Offering" and Common Shares that may be acquired in exercise of the Rights Offering, or upon conversion of the Convertible Securities offered by the Rights Offering, being herein called the "Offered Shares"), the Exchange Number shall be adjusted effective immediately after the record date at which holders of Common Shares are determined for the purposes of the Rights Offering to an Exchange Number that is the product of (1) the Exchange Number in effect on the record date and (2) a fraction:

                           (i)      the numerator of which shall be the sum of
                                    (a) the number of Common Shares outstanding on the record date plus (b) the number of Offered Shares offered pursuant to the Rights Offering or the maximum number of Offered Shares into which the Convertible Securities so offered pursuant to the Rights Offering may be converted, as the case may be; and

                           (ii) the denominator of which shall be the sum of:

                                    A.       the number of Common Shares
                                             outstanding on the record date; and

                                    B.      the number arrived at when (I)
                                            either the product of (a) the number
                                            of Offered Shares so offered and (b)
                                            the price at which those shares are
                                            offered, or the product of (c) the
                                            conversion price thereof and (d) the
                                            maximum number of Offered Shares for
                                            or into which the Convertible
                                            Securities so offered pursuant to
                                            the Rights Offering may be
                                            converted, as the case may be, is
                                            divided by (II) the Current Market
                                            Price of the Common Shares on the
                                            record date.

                           Any Offered Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any computation; if all the rights, options or warrants are not so issued or if all rights, options or warrants are not exercised prior to the expiration thereof, the Exchange Number shall be readjusted to the Exchange Number in effect immediately prior to the record date, and the Exchange Number shall be further adjusted based upon the number of Offered Shares (or Convertible Securities into Offered Shares) actually delivered upon the exercise of the rights, options or warrants, as the case may be, but subject to any other adjustment required hereunder by reason of any event arising after that record date.

                  (c) If during the Exercise Period the Corporation shall issue or distribute to all or substantially all the holders of Common Shares, (i) shares of any class other than Common Shares, or (ii) rights, options or warrants and other than rights, options or warrants exercisable within 45 days from the date of issue thereof at a price, or at a conversion price, of at least 95% of the Current Market Price at the record date for such distribution, or (iii) evidences of indebtedness, or (iv) any other assets (excluding cash dividends that a Holder otherwise is entitled to receive) and that issuance or distribution does not constitute a Share Reorganization or a Rights Offering (any of those events being herein called a "Special


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                           Distribution"), the Exchange Number shall be
                           adjusted effective immediately after the record date at which the holders of Common Shares are determined for purposes of the Special Distribution to an Exchange Number that is the product of (1) the Exchange Number in effect on the record date and (2) a fraction:

                           (i) the numerator of which shall be the product of (I) the sum of the number of Common Shares outstanding on the record date plus the number of Common Shares which all holders of the Special Warrants would be entitled to receive upon exercise of all their outstanding Special Warrants if they were exercised on the record date and (II) the Current Market Price thereof on that date; and

                           (ii)     the denominator of which shall be:

                                    A.      the product of (I) the sum of the
                                            number of Common Shares outstanding
                                            on the record date plus the number
                                            of Common Shares which the holders
                                            of all Special Warrants would be
                                            entitled to receive upon exercise of
                                            all their outstanding Special
                                            Warrants if they were exercised on
                                            the record date and II) the Current
                                            Market Price thereof on that date;

                                            less

                                    B.      the aggregate fair market value, as
                                            determined by the board, whose
                                            determination, absent manifest
                                            error, shall be conclusive, of the
                                            shares, rights, options, warrants,
                                            evidences of indebtedness or other
                                            assets issued or distributed in the
                                            Special Distribution.

                           Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such computation; to the extent that the distribution of shares, rights, options, warrants, evidences of indebtedness or assets is not so made or to the extent that any rights, options or warrants so distributed are not exercised, the Exchange Number shall be readjusted to the Exchange Number that would then be in effect based upon shares, rights, options, warrants, evidences of indebtedness or assets actually distributed or based upon the number of Common Shares or Convertible Securities actually delivered upon the exercise of the rights, options or warrants, as the case may be, but subject to any other adjustment required hereunder by reason of any event arising after the record date.

                  (d) If during the Exercise Period there is a reorganization of the Corporation not otherwise provided for in Subsection 2.1(a) or a consolidation or merger or amalgamation of the Corporation with or into another body corporate including a transaction whereby all or substantially all of the Corporation's undertaking and assets become the property of any other corporation (any such event being herein called a "Capital Reorganization") the Holder, if the Holder has not exercised his or her right to exchange his or her Special Warrant for Common Shares prior to the effective date of the Capital Reorganization, shall be entitled to receive and shall accept, upon the exercise of his or her right at any time after the effective


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                           date of the Capital Reorganization, in lieu of the
                           number of Common Shares (and any other securities or properties to which the Holder is entitled upon exercise of the Special Warrants) to which he or she was theretofore entitled upon exercise of the Special Warrants, the aggregate number of shares or other securities or property of the Corporation, or the continuing, successor or purchasing corporation, as the case may be, under the Capital Reorganization that the Holder would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, he or she had been the holder of the number of Common Shares (and any other securities to which the Holder is entitled upon exercise of the Special Warrants) to which immediately before the transaction he or she was entitled upon exercise of the Special Warrants; no Capital Reorganization shall be carried into effect unless all necessary steps shall have been taken so that the Holder shall thereafter be entitled to receive the number of shares or other securities or property of the Corporation, or of the continuing, successor or purchasing corporation, as the case may be, under the Capital Reorganization, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in this Section 2.1.

                  (e) If the Corporation shall reclassify or otherwise change the outstanding Common Shares, the exercise right shall be adjusted effective immediately upon the reclassification becoming effective so that the if Holder were to exercise his or her right thereafter, the Holder shall be entitled to receive such shares as he or she would have received had the Special Warrants been exercised immediately prior to the effective date, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in this Section 2.1.

         2.2      ADJUSTMENTS CUMULATIVE

                  The adjustments provided for in Section 2.1 are cumulative and shall apply (without duplication) to successive Capital Reorganizations or other events resulting in any adjustment under the provisions of Section 2.1; provided that, notwithstanding any other provision of this Section 2, no adjustment shall be made in the number of Common Shares which may be acquired on the exercise hereof unless it would result in a change of at least one-hundredth of a Common Share (provided, however, that any adjustments which by reason of this Section 2.2 are not required to be made shall be carried forward and taken into account in any subsequent adjustment).

         2.3      NO ADJUSTMENT

                  No adjustment in the number of Common Shares which may be acquired upon the exercise hereof shall be made in respect of any event described in Section 2.1 if the Holder is entitled to participate in such event on the same terms MUTATIS MUTANDIS as if the Holder had exercised or had been deemed to have exercised its Special Warrants prior to or on the effective date or record date of such event.

         2.4      ADJUSTMENT BY DIRECTORS

                  In the event that the Corporation after the date hereof shall take any action affecting the Common Shares other than action described in this
Section 2, which in the opinion of the directors of the


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Corporation would materially affect the rights of holders of the Special
Warrants, the number of Common Shares which may be acquired upon the exercise hereof shall be adjusted in such manner and at such time, by action by the directors, in their sole discretion as they may determine to be equitable in the circumstances. Failure of the directors to make such an adjustment shall be conclusive evidence that the directors have determined that it is equitable to make no adjustment in the circumstances. In the event that any such adjustment is made, the Corporation shall deliver a certificate to the Holder describing such adjustment.

         2.5      ABANDONING CAPITAL REORGANIZATION

                  If the Corporation shall set a record date to determine the holders of the Common Shares for the purpose of entitling them to receive any issue or distribution or for the issue of any rights, options or warrants and shall thereafter and before such distribution or issue to such shareholders legally abandon its plan to make such distribution or issue, then no adjustment in the number of Common Shares which may be acquired upon the exercise hereof shall be required by reason of the setting of such record date.

         2.6      CONDITION PRECEDENT

                  As a condition precedent to the taking of any action which would require an adjustment pursuant to Section 2.1, the Corporation shall take any action which may, in the opinion of counsel, be necessary in order that the Corporation may validly and legally issue as fully paid and non-assessable all Common Shares which the Holder is entitled to receive on the full exercise hereof in accordance with the provisions hereof.

         2.7      NOTICE

                  Forthwith after any adjustment in the number of Common Shares to which the Holder is entitled pursuant to this Section 2, the Corporation shall deliver a notice of such adjustment to the Holder setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         2.8      REFERENCE TO LEGAL COUNSEL

                  In case a state of facts shall exist to which the provisions of this Section 2 are not strictly applicable, or if strictly applicable operate in an unclear manner or in a manner that would not fairly adjust the rights of the Holder against dilution in accordance with the intent and purposes hereof, the Corporation shall execute and deliver to the Holder an amendment hereto providing for an adjustment in the application of such provisions so as to adjust such rights as aforesaid in accordance with the opinion of counsel to the Corporation, to whom the Corporation or the Holder may refer any such question.

3.       SPECIAL WARRANT REGISTER

         A register shall be kept by the Registrar and Transfer Agent at its principal office in the City of Toronto, and at such other offices as may be required by law wherein shall be entered the name, address and description of the registered holders of the Special Warrants and particulars of the Special Warrants.

4.       COVENANTS

         The Corporation covenants with the Holder that so long as any of the Special Warrants remain outstanding, it will:


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                  (a)      at all times maintain its corporate existence and
                           will keep or cause to be kept proper books of account in accordance with generally accepted accounting principles and will send to the Holder copies of all financial statements and other material furnished to the holders of Common Shares;

                  (b) if any instrument is required to be filed with, or any permission, order or ruling is required to be obtained from the securities regulatory authority in the Offering Jurisdiction or any other step is required before the Common Shares may be issued or delivered to the Holder, use its best efforts to file such instrument, obtain such permission, order or ruling or take all such other action, at its expense, as is required or appropriate in the circumstances; and

                  (c) cause the Common Shares from time to time issued pursuant to the exercise of the Special Warrants, and the certificates representing such Common Shares, to be issued and delivered in accordance with the Special Warrants and the terms hereof and cause all Common Shares that are issued upon the exercise of the Special Warrants to be issued as fully paid and non-assessable.

5.       ISSUE IN SUBSTITUTION FOR LOST SPECIAL WARRANTS

         5.1      ISSUE OF NEW CERTIFICATES

                  In case this Special Warrant Certificate shall become mutilated or be lost, destroyed or stolen, the Corporation, subject to applicable law and to section 1.4, shall issue and thereupon the Registrar and Transfer Agent shall certify and deliver a new Special Warrant Certificate of like date and tenor as the one mutilated, lost, destroyed or stolen upon surrender of and in place of and upon cancellation of the mutilated Special Warrant Certificate or in lieu of and in substitution for the lost, destroyed or stolen Special Warrant Certificate and the substituted Special Warrant Certificate shall be in a form approved by the Registrar and Transfer Agent and shall rank equally in accordance with its terms with the previous Special Warrant Certificate issued to the Holder.

         5.2      RESTRICTIONS TO ISSUE OF NEW CERTIFICATES

                  The applicant for the issue of a new Special Warrant Certificate pursuant to this section 4 shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Corporation and to the Registrar and Transfer Agent such evidence of ownership and of the loss, destruction or theft of the Special Warrant Certificate so lost, destroyed or stolen as shall be satisfactory to the Corporation and to the Registrar and Transfer Agent in their discretion and the applicant may also be required to furnish an indemnity in amount and form satisfactory to them in their discretion, and shall pay the reasonable charges of the Corporation and the Registrar and Transfer Agent in connection therewith.

6.       EXCHANGE OF SPECIAL WARRANTS

         6.1      EXCHANGES FOR NEW CERTIFICATES

                  This Special Warrant Certificate may, upon compliance with the reasonable requirements of the Registrar and Transfer Agent, be exchanged for one or more Special Warrant Certificates representing Special Warrants entitling the Holder to acquire an equal aggregate number of Common Shares.

         6.2      RESTRICTIONS TO EXCHANGES FOR NEW CERTIFICATES

                  Special Warrants may be exchanged only at the principal transfer office of the Registrar and Transfer Agent in the City of Toronto, Ontario at the address set forth herein designated by the Corporation or at any other place that is designated by the Corporation. Any Special Warrants tendered for exchange shall be surrendered to the Registrar and Transfer Agent and canceled. The Corporation shall sign all Special Warrant Certificates necessary to carry out exchanges as aforesaid and those Special Warrant Certificates shall be certified by or on behalf of the Registrar and Transfer Agent.

7.       TRANSFER OF SPECIAL WARRANTS

         The Holder may transfer and exercise the Special Warrants evidenced hereby either in whole or in part by completing Schedule B hereto. Every transfer of Special Warrants must be in writing under the hand of the registered Holder(s) or the Holder(s)' legal personal representatives or the attorney authorized in writing of such registered Holder(s). Any such transfer, accompanied by this Special Warrant Certificate, must be delivered to the Registrar and Transfer Agent at its principal office in the City of Toronto, together with such evidence of identity or title as the Registrar and Transfer Agent may reasonably require, whereupon the transfer will be registered and duly noted by endorsement hereon signed by the Registrar and Transfer Agent. If part only of the Special Warrants evidenced hereby is transferred, the Registrar and Transfer Agent will deliver to the Holder and the transferee replacement Special Warrant certificates substantially in the form of this certificate.

         TRANSFERS OF THE SPECIAL WARRANTS EVIDENCED HEREBY MAY BE SUBJECT TO RESTRICTIONS UNDER APPLICABLE SECURITIES LAW. HOLDERS OF SPECIAL WARRANTS SHOULD CONSULT THEIR OWN PROFESSIONAL ADVISERS IN ORDER TO ASSESS THE LEGAL ASPECTS OF A TRANSFER OF THE SPECIAL WARRANTS EVIDENCED HEREBY.

8.       EXTRAORDINARY RESOLUTIONS

         The Holders of Special Warrants shall have the power from time to time by an extraordinary resolution (as hereinafter defined):

                  (a) to sanction any modification, abrogation, alteration or compromise of the rights of the Holders of Special Warrants against the Corporation which shall be agreed to by the Corporation; and/or

                  (b) to assent to any modification of or change in or omission from the provisions contained herein or in any instrument ancillary or supplemental hereto which shall be agreed to by the Corporation; and/or

                  (c) to restrain any Holder of a Special Warrant from taking or instituting any suit or proceedings against the Corporation for the enforcement of any of the covenants on the part of the Corporation conferred upon the Holders by the terms of the Special Warrants.

         Any such extraordinary resolution as aforesaid shall be binding upon all the Holders of Special Warrants whether or not any particular Holder has assented to in writing to any such extraordinary resolution, and each Holder of any of the Special Warrants shall be bound to give effect thereto accordingly. Such extraordinary resolution shall, where applicable, be binding on the Corporation which shall give effect thereto accordingly.

         The Corporation shall forthwith upon receipt of an extraordinary resolution provide notice to all Holders of the date and text of such resolution. The Holders of Special Warrants assenting to an extraordinary resolution agree to provide the Corporation forthwith with a copy of any extraordinary resolution passed.

         The expression "extraordinary resolution" when used herein shall mean a resolution assented to in writing, in one or more counterparts, by the Holders of Special Warrants entitled to acquire not less than seventy-five per cent (75%) of the aggregate number of Common Shares that can be acquired pursuant to all Special Warrants which are, at the applicable time, outstanding.

9.       NOTICES

         Any notice or other communication, including a demand or a direction, required or permitted to be given hereunder shall be in writing and shall be given by facsimile or other means of electronic communication or by hand-delivery as hereinafter provided. Any such notice or other communication, if sent by facsimile or other means of electronic communication, shall be deemed to have been received on the business day following the sending, or if delivered by hand shall be deemed to have been received at the time it is delivered to the applicable address noted below either to the individual designated below or to a senior employee of the addressee at such address with responsibility for matters to which the information relates. Notice of change of address shall also be governed by this Section 9. Notice and other communications shall be addressed as follows:

                  (a)      in the case of the Corporation:

                           Inzeco Holdings Inc.
                           c/o Stikeman, Graham & Keeley
                           7th Floor, 220 Bay Street
                           Toronto, Ontario M5J 2W4
                           Attention: Robert H. Stikeman
                           Telephone number: (416) 367-1930
                           Telecopier number: (416) 365-1813

                  (b) in the case of the Holder, at the address of the Holder as set forth on the Special Warrant Register.

                  (c)      in the case of the Registrar and Transfer Agent:

                           Inzeco Holdings Inc.
                           c/o Stikeman, Graham & Keeley
                           7th Floor, 220 Bay Street
                           Toronto, Ontario M5J 2W4
                           Attention: Robert H. Stikeman
                           Telephone number: (416) 367-1930
                           Telecopier number: (416) 365-1813

10.      GOVERNING LAW

         The Special Warrants shall be governed by the laws of the Province of Ontario.

11.      TIME OF THE ESSENCE

         Time shall be of the essence hereof.

12.      BUSINESS DAY

         In the event that any date upon or by which any other action is required to be taken by the Corporation or the Holder is not a business day, then such action shall be required to be taken on or by the next succeeding day which is a business day.

13.      NUMBER AND GENDER

         Words importing the singular number only include the plural and vice versa and words importing any gender include all genders.

14.      HEADINGS

         The division of this Special Warrant certificate into sections, clauses, subclauses or other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

15.      BINDING EFFECT

         The terms and conditions of the Special Warrants as set out herein shall enure to the benefit of and be binding upon the registered Holder(s) hereof, its heirs, executors, administrators, successors and assigns to the extent provided herein and shall enure to the benefit of and be binding upon the Corporation and its respective successors and assigns.

16.      SEVERABILITY

         In the event any provision hereof shall be void or unenforceable for any reason, it shall be severed from the remainder of the provisions hereof and such remainder shall remain in full force and effect notwithstanding such severance. Any court with jurisdiction over any dispute with respect to the Special Warrants may amend the provisions hereof to the minimum extent required to render the impugned provision valid and enforceable.

17.      LANGUAGE

         The parties hereto confirm their express wish that this certificate and all documents and agreements directly or indirectly relating hereto be drawn up in the English language. Notwithstanding such express wish, the parties agree that any such document or agreement, or any part thereof or of this certificate may be drawn up in the French language.

         Les parties reconnaissent leur volonte expresse que le present acte de fiducie ainsi que tous les documents et contrats s'y rattachant directement ou indirectement soient rediges en anglais. Nonobstant cette volonte expresse, les parties conviennent que tout document ou contrat, ou toute partie de ces derniers ou du present acte de fiducie, puissent etre rediges en francais.

         IN WITNESS WHEREOF the Corporation has executed this Special Warrant certificate under its corporate seal this 3rd day of June, 2000.



                                             INZECO HOLDINGS INC.


                                             By:
                                                -------------------------------


THE HOLDING OF THIS WARRANT DOES NOT CONSTITUTE THE HOLDER A SHAREHOLDER OF THE CORPORATION NOR ENTITLE THE HOLDER TO ANY RIGHT OR INTEREST IN RESPECT HEREOF EXCEPT AS HEREIN EXPRESSLY PROVIDED.

                                   SCHEDULE A

                          SPECIAL WARRANT EXERCISE FORM


TO:      INZECO HOLDINGS INC.

         The undersigned registered Holder of the Special Warrants represented by the within certificate hereby exercises the right to acquire _________ Common Shares of INZECO HOLDINGS INC. pursuant to the within Special Warrant certificate on the terms specified in the within Special Warrant certificate, which certificate is hereby surrendered to the Corporation and which will, upon due issuance of the Common Shares aforesaid, be null and void.

         The Common Shares will be issued as set forth below and will be mailed to the address set forth below.

         DATED this    day of          , 200  .


---------------------------           --------------------------------
Witness                               Signature of Holder


---------------------------
Signature Guaranteed By (1)

(1) If the Common Shares are to be registered in a name other than the name of the Holder, the Holder must pay to the Registrar and Transfer Agent all eligible taxes and the signature of the Holder must be guaranteed by a Bank or Trust Company or by a member of the Toronto, Vancouver or Montreal stock exchanges.

Print below the name and address in full of the person in whose name the Common Shares subscribed for are to be issued. If the Common Shares subscribed for are to be issued to more than one person, similar information must be provided for each person, as well as the number of Common Shares to be issued to each. (If any of the Common Shares are to be issued to a person or persons other than the Holder of the within Special Warrant certificate, the Holder must pay to the Corporation all requisite taxes.)

Name __________________________________________________________________________

Address _______________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
                                                                    Postal Code

                                   SCHEDULE B

                                FORM OF TRANSFER


FOR VALUE RECEIVED the undersigned Holder of the Special Warrants of INZECO HOLDINGS INC. evidenced by the within Special Warrant Certificate hereby sells, assigns and transfers such Special Warrants unto

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

of_____________________________________________________________________________


         DATED this    day of          , 200  .


---------------------------
Witness

                                  --------------------------------
                                  Signature of Holder


                                  --------------------------------
                                  Name of Holder


---------------------------
Signature Guaranteed By


                                  --------------------------------

                                  --------------------------------

                                  --------------------------------
                                  Address of Holder

NOTE: THE SIGNATURES TO THIS TRANSFER MUST CORRESPOND WITH THE NAME AS RECORDED ON THE SPECIAL WARRANT CERTIFICATE IN EVERY PARTICULAR WITHOUT ENLARGEMENT OR ALTERATION OR ANY CHANGE WHATSOEVER. THE SIGNATURE OF THE PERSON EXECUTING THIS TRANSFER MUST BE GUARANTEED BY A BANK OR TRUST COMPANY OR BY A MEMBER OF THE TORONTO, VANCOUVER OR MONTREAL STOCK EXCHANGES.